UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006 (December 19, 2006)

BLACKROCK, INC.

(Exact name of registrant as specified in Charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Information reported under Item 2.03 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 19, 2006 BlackRock, Inc. (“BlackRock” or “we”) entered into a five-year $600 million unsecured revolving credit facility, including a $100 million letter of credit subfacility and a $50 million swingline subfacility with Wachovia Bank, National Association, as administrative agent, swingline lender and issuing lender, a group of lenders, Wachovia Capital Markets, LLC, as sole lead arranger and sole book manager, and ABN Amro Bank, N.V., HSBC Bank USA, National Association, JPMorgan Chase Bank and UBS Loan Finance LLC, as documentation agents (the “2006 Credit Facility” or “facility”). The facility includes an accordion feature, which would allow us to increase from time to time, with willing lenders, the overall size of the facility to an aggregate amount not to exceed $1 billion. At closing, we have not borrowed any amount under the 2006 Credit Facility.

Our obligations under the facility are unsecured and are not guaranteed by any of our subsidiaries. The facility matures on December 19, 2011. The facility contains various conditions to borrowing, and affirmative, negative and financial maintenance covenants. The facility also contains various standard events of default, the occurrence of which could result in a termination by the lenders and the acceleration of all our obligations under the facility.

The foregoing description of the terms and conditions of the 2006 Credit Facility is not complete and is in all respects subject to the actual provisions of the 2006 Credit Facility, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Five-Year Revolving Credit Agreement dated as of December 19, 2006, by and among BlackRock, Inc., Wachovia Bank, National Association, as administrative agent, swingline lender and issuing lender, various lenders, Wachovia Capital Markets, LLC, as sole lead arranger and sole book manager, and ABN Amro Bank, N.V., HSBC Bank USA, National Association, JPMorgan Chase Bank and UBS Loan Finance LLC, as documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)
Date: December 22, 2006

	By:	/s/ Daniel R. Waltcher
	Name:	Daniel R. Waltcher
	Title:	Managing Director and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Five-Year Revolving Credit Agreement dated as of December 19, 2006, by and among BlackRock, Inc., Wachovia Bank, National Association, as administrative agent, swingline lender and issuing lender, various lenders, Wachovia Capital Markets, LLC, as sole lead arranger and sole book manager, and ABN Amro Bank, N.V., HSBC Bank USA, National Association, JPMorgan Chase Bank and UBS Loan Finance LLC, as documentation agents.